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                                                                   EXHIBIT 99.1

NEWS RELEASE                                                             [LOGO]
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FOR IMMEDIATE RELEASE                                                  NEW YORK
Contact: Nachamah Jacobovitis                               MERCANTILE EXCHNAGE
         (212) 299-2430              NTMEX/COMEX.  TWO DIVISIONS, ONE WORKPLACE

                                  One North End Avenue - World Financial Center
                                   New York, NY 10282-1101 - Fax (212) 301-4700


         BOARD APPOINTS J. ROBERT COLLINS, JR., AS EXCHANGE PRESIDENT
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NEW YORK, NY, July 16, 2001-The board of directors of New York Mercantile
Exchange, Inc., last week voted to retain J. Robert (Bo) Collins, Jr., as president of the Exchange.

Mr. Collins, until now the senior vice president of natural gas trading at El Paso Merchant Energy, has been serving on the Exchange board since March as a trade representative.

Before joining El Paso in 1997, Mr. Collins was a natural gas and crude options market maker with Pioneer Futures on the floor of the Exchange. A graduate of Texas A&M University, his earliest professional experience was in commercial banking with the Dallas Federal Reserve Bank.

Exchange Chairman Vincent Viola said, "I have known Bo and worked closely with him for a number of years and have the utmost respect for his thorough knowledge of financial markets and the energy business. I look forward to the vision and insight he will offer in shaping our future, as well as the enthusiam and fresh approach he will bring to day-to-day Exchange operations."


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EDITORS NOTE: THERE WILL BE A LUNCHEON AT THE EXCHANGE TO INTRODUCE MR.
COLLINS TO MEMBERS OF THE MEDIA AT 12 NOON ON WEDNESDAY, JULY 25. TO RVSP, PLEASE CALL (212) 299-2430.

FORWARD LOOKING AND CAUTIONARY STATEMENTS
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THE NEW YORK MERCANTILE EXCHANGE, INC., HAS ATTEMPTED, WHEREVER POSSIBLE, TO
MAKE STATEMENTS IN GOOD FAITH AS OF THE DATE OF THIS RELEASE, BY USING WORDS SUCH AS ANTICIPATE, BELIEVES, EXPECTS, AND WORDS AND TERMS OF SIMILAR SUBSTANCE IN CONNECTION WITH ANY DISCUSSION OF ITS PRESENT AND FUTURE OPERATIONS WITHIN THE INDUSTRY. ANY FORWARD LOOKING STATEMENTS MADE BY, OR ON BEHALF OF THE EXCHANGE, INVOLVE A NUMBER OF RISKS, TRENDS, UNCERTAINTIES, AND OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY, INCLUDING; THE EXCHANGE'S RECEIPT OF THE NECESSARY COMMODITY FUTURES TRADING COMMISSION APPROVAL; TIMELY PERFORMANCE AND COOPERATIVE EFFORT OF EXCHANGE PARTNERS, AND CHANGES IN FINANCIAL OR BUSINESS CONDITIONS AT THE EXCHANGE.